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                                                                     Exhibit 5.1



                                                 June 5, 1998



Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
16 Campus Boulevard
Newtown Square, Pennsylvania 19073

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), and Brandywine Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration of (i) the following securities of the Company having an aggregate initial offering price of up to $633,129,026: (a) common shares of beneficial interest, $.01 par value per share ("Common Shares"), (b) one or more series of preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), (c) one or more series of Preferred Shares represented by depositary shares ("Depositary Shares") and (d) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (the "Warrants") and (ii) up to $750,000,000 aggregate initial offering price of debt securities by the Partnership ("Debt Securities"), which may be guaranteed by unconditional and irrevocable guarantees thereof by the Company ("Guarantees"), (collectively, the "Securities"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

                  The issuance of, and certain terms of, the Securities to be issued by the Company and the Partnership from time to time will be approved by the Board of Trustees of the Company or a committee thereof (acting on behalf of the Company in its own capacity and in its capacity as general partner of the Partnership) as part of the trust action taken and to be taken in connection with the authorization of the issuance of the Securities (the "Trust Proceedings").

                  In connection with our representation of the Company and the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act, on the date hereof;

                  2. The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3.  The Bylaws of the Company;

                  4. The Certificate of Limited Partnership of the Partnership (the "Certificate"), certified as of a recent date by the Secretary of State of the State of Delaware (the "SSSD");

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                  5.  The Amended and Restated Agreement of Limited Partnership
of the Partnership, as amended as of the date hereof (the "Partnership Agreement");

                  6. Resolutions adopted by the Board of Trustees of the Company (acting on behalf of the Company in its own capacity and its capacity as general partner of the Partnership) relating to the sale, issuance and registration of the Securities;

                  7.  The form of certificate evidencing Common Shares;

                  8. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  9. A certificate of the SSSD as to the good standing of the Partnership, dated as of a recent date; and

                  10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein. Insofar as this opinion relates to matters of Maryland law, we have relied exclusively upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP addressed to the Company, dated as of the date hereof.

                  In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company or the Partnership) is duly authorized to do so.

                  3. Each of the parties (other than the Company or the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

                  4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

                  5. Securities will be issued against payment of valid consideration under applicable law.

                  6. The outstanding shares of beneficial interest of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration. The Securities will not be transferred in violation of any restriction or limitation contained in the Declaration.

                  In expressing the opinion set forth below, we have further assumed that the classification, terms and conditions, amount, issuance and sale of the Securities to be offered from time to time will be duly authorized and determined by proper action by the Board of Trustees or a committee thereof (acting on behalf of the Company in its own capacity and its capacity as general partner of the Partnership) consistent with the procedures and terms described in the Registration Statement and in accordance with the Declaration, the Certificate, the Partnership Agreement and applicable Maryland and Delaware law. We further assume that prior to any issuance of Preferred Shares or Depositary Shares, appropriate Articles Supplementary to the Declaration shall be duly filed for



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recordation with the Maryland State Department of Assessments and Taxation. We
further assume that (i) any Depositary Shares will be issued by a depositary (as defined below) under one or more deposit agreements (each, a "Deposit Agreement"), each between the Company and a financial institution identified therein as depositary (each, a "Depositary") and (ii) any Debt Securities will be issued pursuant to an indenture (an "Indenture") between the Operating Partnership, the Company (if such Debt Securities are the subject of Guarantees) and a trustee for the benefit of the holders of the Debt Securities. The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

                  1. Upon the completion of all Trust Proceedings relating to the Securities that are Common Shares (the "Common Securities") and the due execution, countersignature and delivery of certificates evidencing the Common Securities and assuming that the sum of (a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities), and (c) the Common Securities will not exceed the total number of Common Shares that the Company is then authorized to issue, the Common Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

                  2. Upon the completion of all Trust Proceedings relating to the Securities that are Preferred Shares (the "Preferred Securities"), and upon classification of Preferred Securities in accordance with applicable law and the filing of appropriate Articles Supplementary to the Declaration and the due execution, countersignature and delivery of certificates evidencing the Preferred Securities and assuming that the sum of (a) all Preferred Shares issued as of the date hereof, (b) any Preferred Shares issued between the date hereof and the date on which any of the Preferred Securities are actually issued (not including any of the Preferred Securities), and (c) the Preferred Securities will not exceed the total number of Preferred Shares that the Company is then authorized to issue, the Preferred Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

                  3. Upon completion of all Trust Proceedings relating to Securities that are Warrants and the due execution, authentication and delivery of certificates representing such Warrants (and assuming that the sum of (a) any Common Shares or Preferred Shares, as applicable, issued as of the date hereof,
(b) any Common Shares or Preferred Shares, as applicable, issued between the date hereof and the date on which the Warrants are actually issued or exercised and (c) the number of Common Shares or Preferred Shares, as applicable, issuable upon exercise of such Warrants will not exceed the total number of Common Shares or Preferred Shares, as applicable, that the Company is authorized to issue, the Warrants, if governed by the laws of the Commonwealth of Pennsylvania, will be duly authorized and will be binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

                  The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each between the Company and a financial institution identified therein as a warrant agent (the "Warrant Agent"). To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Warrant



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Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

                  4. Upon the completion of all Trust Proceedings relating to a Deposit Agreement and a series of Preferred Securities underlying a series of Depositary Shares (and subject to the assumption expressed in paragraph 2 above), and upon the classification of such Preferred Securities in accordance with applicable law and the filing of appropriate Articles Supplementary to the Declaration and the due execution, countersignature and delivery of certificates evidencing the Preferred Shares and depositary receipts evidencing the Depositary Shares (the "Depositary Receipts") in the form provided by a Deposit Agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement for such Depositary Shares.

                  5. Upon completion of all Trust Proceedings relating to Securities that are Debt Securities and Guarantees, and upon the due execution and delivery of the Debt Securities pursuant to an Indenture, the Debt Securities will be duly authorized by all necessary partnership action of the Partnership and the Guarantees will be duly authorized by all necessary trust action of the Company and such Debt Securities and Guarantees will be legally issued and will be binding obligations of the Partnership and the Company, respectively.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  We hereby consent to the reference to our firm under the Section "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                 Very truly yours,


                                                 /s/ Pepper Hamilton LLP
                                                 -------------------------------
                                                 PEPPER HAMILTON LLP